____________________
SUPPLEMENTAL INDENTURE
Dated as of April 26, 2013
to
INDENTURE
Dated as of April 25, 2011
among
VAIL RESORTS, INC., as Issuer,
the Guarantors named therein, as Guarantors,
and
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
____________________
6.50 % Senior Subordinated Notes due 2019

SUPPLEMENTAL INDENTURE, dated as of April 26, 2013, among Vail Resorts, Inc., a Delaware corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”), the Additional Guarantor named on the signature pages hereto (the “Additional Guarantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).
WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of April 25, 2011 (the “Indenture”) providing for the issuance of $390,000,000 aggregate principal amount of 6.50% Senior Subordinated Notes due 2019 of the Company (the “Notes”); and
WHEREAS, subsequent to the execution of the Indenture and the issuance of $390,000,000 aggregate principal amount of the Notes, the Additional Guarantor has become a guarantor under the Credit Agreement; and
WHEREAS, pursuant to and as contemplated by Sections 4.18 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for the Additional Guarantor to expressly assume all the obligations of a Guarantor under the Notes and the Indenture;
NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:
I.

ASSUMPTION OF GUARANTEES
The Additional Guarantor, as provided by Section 4.18 of the Indenture, jointly and severally, hereby unconditionally expressly assumes all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 12 of the Indenture; and the Additional Guarantor may expressly exercise every right and power of a Guarantor under the Indenture with the same effect as if it had been named a Guarantor therein.
II.

MISCELLANEOUS PROVISIONS
A.    Terms Defined.
For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B.    Indenture.
Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.
C.    Governing Law.
THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
D.    Successors.
All agreements of the Company, the Guarantors and the Additional Guarantor in this Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.
E.    Duplicate Originals.
The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.
F.    Trustee Disclaimer.
The Trustee is not responsible for the validity or sufficiency of this Supplemental Indenture.

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.
ISSUER:
VAIL RESORTS, INC.
By:    /s/ Michael Z. Barkin
Name:     Michael Z. Barkin
Title: Chief Financial Officer

GUARANTORS:

ALL MEDIA ASSOCIATES, INC.
ALL MEDIA HOLDINGS, INC.
ARRABELLE AT VAIL SQUARE, LLC
BOOTH CREEK SKI HOLDINGS, INC.
BEAVER CREEK ASSOCIATES, INC.
BEAVER CREEK CONSULTANTS, INC.
BEAVER CREEK FOOD SERVICES, INC.
BRYCE CANYON LODGE COMPANY
BCRP INC.
BRECKENRIDGE RESORT PROPERTIES, INC.
THE CHALETS AT THE LODGE AT VAIL, LLC
COLORADO MOUNTAIN EXPRESS, INC.
COLTER BAY CAFÉ COURT, LLC
COLTER BAY CONVENIENCE STORE, LLC
COLTER BAY CORPORATION
COLTER BAY GENERAL STORE, LLC
COLTER BAY MARINA, LLC
CRYSTAL PEAK LODGE OF BRECKENRIDGE, INC.
EPICSKI, INC.
FLAGG RANCH COMPANY
GILLETT BROADCASTING, INC.
GRAND TETON LODGE COMPANY
HEAVENLY VALLEY, LIMITED PARTNERSHIP
HVLP KIRKWOOD SERVICES, LLC
JACKSON HOLE GOLF & TENNIS CLUB SNACK SHACK, LLC
JACKSON LAKE LODGE CORPORATION
JENNY LAKE LODGE, INC.
JENNY LAKE STORE, LLC
JACKSON HOLE GOLF AND TENNIS CLUB, INC.
JHL&S LLC
KEYSTONE CONFERENCE SERVICES, INC.
KEYSTONE DEVELOPMENT SALES, INC.
KEYSTONE FOOD & BEVERAGE COMPANY
KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY
LA POSADA BEVERAGE SERVICE, LLC
LODGE PROPERTIES INC.
LODGE REALTY, INC.
LAKE TAHOE LODGING COMPANY
MESA VERDE LODGE COMPANY
NORTHSTAR GROUP COMMERCIAL PROPERTIES LLC
NORTHSTAR GROUP RESTAURANT PROPERTIES, LLC
NATIONAL PARK HOSPITALITY COMPANY
ONE SKI HILL PLACE, LLC
PROPERTY MANAGEMENT ACQUISITION CORP., INC.
RCR VAIL, LLC
ROCKRESORTS ARRABELLE, LLC
ROCKRESORTS CHEECA, LLC

ROCKRESORTS DR, LLC
ROCKRESORTS EQUINOX, INC.
ROCKRESORTS HOTEL JEROME, LLC
ROCKRESORTS INTERNATIONAL MANAGEMENT COMPANY
ROCKRESORTS LAPOSADA, LLC
ROCKRESORTS, LLC
ROCKRESORTS ROSARIO, LLC
ROCKRESORTS SKI TIP, LLC
ROCKRESORTS TEMPO, LLC
ROCKRESORTS WYOMING, LLC
ROCKRESORTS INTERNATIONAL, LLC
SOHO DEVELOPMENT, LLC
SSI VENTURE LLC
SSV HOLDINGS, INC.
SSV ONLINE HOLDINGS, INC.
SSV ONLINE LLC
STAMPEDE CANTEEN, LLC
TETON HOSPITALITY SERVICES, INC.
TRIMONT LAND COMPANY
THE VAIL CORPORATION
VAIL ASSOCIATES HOLDINGS, LTD.
VAIL ASSOCIATES INVESTMENTS, INC.
VAIL/ARROWHEAD, INC.
VAIL/BEAVER CREEK RESORT PROPERTIES, INC.
VAMHC, INC.
VAIL ASSOCIATES REAL ESTATE, INC.
VA RANCHO MIRAGE I, INC.
VA RANCHO MIRAGE II, INC.
VA RANCHO MIRAGE RESORT, L.P.
VAIL FOOD SERVICES, INC.
VAIL HOLDINGS, INC.
VAIL HOTEL MANAGEMENT COMPANY, LLC
VAIL RESORTS DEVELOPMENT COMPANY
VAIL RESORTS LODGING COMPANY
VAIL RR, INC.
VAIL SUMMIT RESORTS, INC.
VAIL TRADEMARKS, INC.
THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP., INC.
VR ACQUISITION, INC.
VR HEAVENLY CONCESSIONS, INC.
VR HEAVENLY I, INC.
VR HEAVENLY II, INC.
VR HOLDINGS, INC.
VR US HOLDINGS, INC.
ZION LODGE COMPANY

By: /s/ Mark L. Schoppet
Name: Mark L. Schoppet
Title:    Authorized Person

ADDITIONAL GUARANTOR:
VR CPC HOLDINGS, INC.,
a Delaware corporation

By:    /s/ Michael Z. Barkin
Name: Michael Z. Barkin
Title:     Chief Financial Officer

TRUSTEE:
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:    /s/ Teresa Petta
Name:    Teresa Petta
Title: Authorized Signatory